Exhibit 99.1

NEWS RELEASE

Global Power w 400 E Las Colinas Blvd., Suite 400 w Irving, TX 75039

FOR IMMEDIATE RELEASE

Global Power Announces $10 Million Expansion of Term Loan and 2016 Financial Results Conference Call and Webcast

IRVING, Texas, August 23, 2017 — Global Power Equipment Group Inc. (OTC: GLPW) (“Global Power” or the “Company”) today announced that on August 17, 2017, it entered into an agreement with its lenders to amend its June 16, 2017 senior secured credit agreement to provide the Company with a first-out term loan of up to $10 million.  The agreement also changed the date that the Company is required to provide to the lenders its audited financial statements for the year ended December 31, 2016 from August 31, 2017 to September 15, 2017.

Webcast and Teleconference

The Company plans on discussing its financing, the financial results of 2016 and provide an update on its operations, strategy and outlook on a webcast and conference call on Wednesday, September 13, 2017.  It will release its 2016 financial results and file its 2016 Annual Report on Form 10-K after market on Tuesday, September 12, 2017.

Teleconference and Webcast:

DATE:	Wednesday, September 13, 2017
TIME:	9:00 am Central Time / 10:00 am Eastern Time
PHONE:	201-493-6780
Webcast and accompanying slide presentation: www.globalpower.com

An audio replay of the call will be available from 1:00 pm CT (2:00 pm ET) on the day of the teleconference until the end of day on September 20, 2017.  To listen to the audio replay, call 412-317-6671 and enter conference ID number 13669379.  Alternatively, you may access the webcast replay at http://ir.globalpower.com/, where a transcript will be posted once available.

About Global Power

Global Power Equipment Group Inc. is a design, engineering and manufacturing firm providing a broad array of equipment and services to the global power infrastructure, energy and process industries.  The Company reports in three operating segments:  The Mechanical Solutions segment (formerly Auxiliary Products) designs, engineers and manufactures a comprehensive portfolio of equipment for utility-scale natural gas turbines.  The Electrical Solutions segment provides custom-configured electrical houses and generator enclosures for a variety of industries.  The Services segment provides lifecycle maintenance, repair, on-site specialty support, outage management, construction and fabrication services for the power generation, industrial, chemical/petrochemical processing, and oil and gas industries.

The Company provides information at its website: www.globalpower.com.

Forward-looking Statement Disclaimer

This press release contains “forward-looking statements” within the meaning of the term set forth in the Private Securities Litigation Reform Act of 1995. The forward-looking statements include statements or expectations regarding the Company’s ability to comply with the terms of its debt instruments, the timing and the Company’s

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ability to file its 2016 and 2017 financial results and the Company’s ability to regain SEC reporting compliance, and other related matters.  These statements reflect our current views of future events and financial performance and are subject to a number of risks and uncertainties, including our ability to comply with the terms of our credit facility.  Our actual results, performance or achievements may differ materially from those expressed or implied in the forward-looking statements. Additional risks and uncertainties that could cause or contribute to such material differences include, but are not limited to, decreased demand for new gas turbine power plants, reduced demand for, or increased regulation of, nuclear power, loss of any of our major customers, whether pursuant to the loss of pending or future bids for either new business or an extension of existing business, termination of customer or vendor relationships, cost increases and project cost overruns, unforeseen schedule delays, poor performance by our subcontractors, cancellation of projects, competition for the sale of our products and services, including competitors being awarded business by our customers that had previously been provided by Global Power, shortages in, or increases in prices for, energy and materials such as steel that we use to manufacture our products, damage to our reputation, warranty or product liability claims, increased exposure to environmental or other liabilities, failure to comply with various laws and regulations, failure to attract and retain highly-qualified personnel, loss of customer relationships with critical personnel, effective integration of acquisitions, volatility of our stock price, deterioration or uncertainty of credit markets, changes in the economic, social and political conditions in the United States and other countries in which we operate, including fluctuations in foreign currency exchange rates, the banking environment or monetary policy, and the factors set forth above under the caption “Cautionary Note Regarding Preliminary Estimates.”

Other important factors that may cause actual results to differ materially from those expressed in the forward-looking statements are discussed in our filings with the SEC, including the section of the 2015 10-K titled “Risk Factors.” Any forward-looking statement speaks only as of the date of this press release. Except as may be required by applicable law, we undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, and we caution you not to rely upon them unduly.

Investor Relations Contact:
Deborah K. Pawlowski
Kei Advisors LLC
(716) 843-3908
dpawlowski@keiadvisors.com

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